Exhibit 99.1

Forex International Provides Corporate Update

HAIFA, Israel--(BUSINESS WIRE) – March 5, 2012 - Forex International Trading Corp. (the "Company") (OTCBB: FXIT - News), today announced that in addition to the $732,000 received upon execution of the Annulment of the Share Purchase Agreement in December 2011, the Company has received two additional monthly payments as agreed on the settlement agreement.  The Company also continues to maintain its website, www.4xint.com, under its white label licensing agreement, where it operates its forex trading platform. Management of the Company continues to evaluate opportunities in which it will deploy its cash reserves.

On December 13, 2011, the Company loaned Fortune Market Media Inc. $150,000. In consideration of such loan, Fortune Market issued a Promissory Note to the Company, which bears interest at 12% per annum and matures on February 13, 2012 and is secured by the securities of an existing public company. To date Fortune Market did not pay off the Note, and the parties are negotiating the offset of the amount due under the Note against credit balances of Fortune Media’s affiliates.

On December 20, 2011, effective January 2, 2012, Erik Klinger was appointed by the Company to serve as the Chief Financial Officer and a Director of the Company. Mr. Klinger’s principal objectives will be to assist in the deployment of the Company’s assets, management and oversight of the Company’s financial statements and filings with the Securities and Exchange Commission, and to perform due diligence on proposed acquisition targets, if any.

On December 28, 2011, the Company engaged Rosen, Seymour, Shapss, Martin & Company LLP as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2011.

On February 13, 2012, Direct JV Investments Inc., a wholly-owned subsidiary of the Company entered into a Joint Venture Agreement with a third party , whereby the Company will from time to time provide financing to certain alternative, green and solar energy projects with the goal of sharing in any rebates awarded by the government on any of the projects.

The Company is currently evaluating and negotiating a mid–term debt investment whereby it will invest approximately $250,000 that will be secured by a second trust deed on real property. There is no guaranty that the Company will be able to finalize definitive financing documents or that it will close this investment.

About Forex International Trading Corp.

Headquartered in Haifa, Israel, Forex International Trading Corp. operates an advanced online trading platform through a white label licensing agreement for non-US Forex markets through www.4xint.com. The Company focuses on providing individual and institutional investors a platform for buying and selling currencies, precious metals and commodity futures. The Company provides platforms for self-directed, broker-assisted, managed accounts and accumulation programs. Through this platform, customers have access to over 20 currencies and bullion deliveries.

For more information, please visit: http://www.forex-international-trading.com

Forward-Looking Statements: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, whether Forex International Trading Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Forex International Trading Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Forex International Trading Corp. does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:

Forex International Trading Corp.

Mrs. Franco, 888-333-8075 begin_of_the_skype_highlightingend_of_the_skype_highlighting

CEO

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